Exhibit 99.1

Juniata Valley Financial Corp. Announces Results for the Quarter Ended June 30, 2026

Mifflintown, PA, July 22, 2026 (GLOBE NEWSWIRE) -- Juniata Valley Financial Corp. (OTCQX:JUVF) (“Juniata”), announced net income for the three months ended June 30, 2026 of $2.5 million, an increase of 32.0% compared to net income of $1.9 million for the three months ended June 30, 2025. Earnings per share, basic and diluted, increased 31.6%, to $0.50, for the three months ended June 30, 2026, compared to $0.38 for the three months ended June 30, 2025. Net income was $5.3 million for the six months ended June 30, 2026, an increase of 35.7% compared to net income of $3.9 million for the six months ended June 30, 2025. Earnings per share, basic and diluted, were $1.06 and $1.05, respectively, for the six months ended June 30, 2026, compared to earnings per share, both basic and diluted, of $0.78 for the six months ended June 30, 2025.

President’s Message

President and Chief Executive Officer, Marcie A. Barber stated, “We continued to build on the momentum of the first quarter and are pleased to announce second quarter net income of $2.5 million, which represents a nearly 32% increase over the same quarter last year. We believe that this improvement was due, in large part, to our ability to provide responsive, customer-centered solutions coupled with disciplined loan and deposit pricing. This approach resulted in a $1.2 million increase in net interest income, reflecting a 41 basis point improvement in our net interest margin. Year-to-date net income of $5.3 million represents a 36% increase compared to the first half of last year, reflecting in part, a 49 basis point improvement for the six month period in our net interest margin. Our credit quality remains strong, with nonperforming loans plus delinquent loans totaling  0.2% of the total loan portfolio. Our focus for the second half of 2026 is to accelerate loan growth, especially in the State College and Harrisburg regions, while maintaining credit quality and continuing to focus on fee generation and operating expense discipline. We opened our Belleville office on July 6, 2026 and are excited about the opportunity to serve the financial needs of the Big Valley region of Mifflin County.”

Financial Results Year-to-Date

Annualized return on average assets for the six months ended June 30, 2026 was 1.18%, an increase of 28.3%, compared to the annualized return on average assets of 0.92% for the six months ended June 30, 2025. Annualized return on average equity for the six months ended June 30, 2026 was 17.75%, an increase of 12.6%, compared to the annualized return on average equity of 15.76% for the six months ended June 30, 2025.

Net interest income increased by 22.7%, to $14.7 million for the six months ended June 30, 2026 compared to $12.0 million for the six months ended June 30, 2025. Average earning assets increased $42.1 million, or 5.0%, to $888.4 million for the six months ended June 30, 2026 compared to the same period in 2025. This increase was due to an increase of $69.3 million, or 12.8%, in average loans, which was partially offset by a decrease of $27.9 million, or 9.4%, in average investment securities as principal paydowns on the mortgage-backed securities portfolio, as well as proceeds from maturities and called securities, were used to fund loan growth rather than being reinvested into the securities portfolio. Average interest bearing liabilities increased by $25.8 million, or 4.3%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, with the largest increase being in average interest bearing demand deposits, which increased $14.3 million, or 6.9%.

The yield on earning assets increased 37 basis points, to 4.83%, for the six months ended June 30, 2026 compared to same period last year, driven by an increase in loan yields of 26 basis points, while the cost to fund interest earning assets with interest bearing liabilities decreased 15 basis points, to 2.09%. The net interest margin, on a fully tax equivalent basis, increased from 2.89% for the six months ended June 30, 2025 to 3.38% for the six months ended June 30, 2026.

Juniata recorded a provision for credit losses of $556,000 in the six months ended June 30, 2026 compared to a provision for credit losses of $453,000 in the six months ended June 30, 2025. The increase in the provision for credit losses between six month periods was due to continued loan growth.

Non-interest income was $2.8 million for both the six months ended June 30, 2026 and June 30, 2025. Most significantly impacting the comparative six month periods was an increase of $266,000 in the change in value of equity securities in the 2026 period, which was partially offset by a $209,000 loss on the sales and calls of securities due to a portfolio yield restructuring plan undertaken in the second quarter of 2026. Also impacting the comparative six month periods was an increase of $89,000 in fees derived from loan activity, which was offset by decreases of $58,000 in customer service fees and $70,000 in commissions from sales of non-deposit products due to the transition to a new wealth management business model in the second quarter of 2025.

Non-interest expense was $10.6 million for the six months ended June 30, 2026 compared to $9.8 million for the six months ended June 30, 2025, an increase of 9.1%. Most significantly impacting non-interest expense in the comparative six month periods were increases in employee compensation and benefits expenses of $445,000 and $387,000, respectively.

An income tax provision of $1.0 million was recorded for the six months ended June 30, 2026 compared to an income tax provision of $700,000 recorded for the six months ended June 30, 2025, due primarily to the increase in taxable income in the 2026 period.

Financial Results for the Quarter

Annualized return on average assets for the three months ended June 30, 2026 was 1.11%, an increase of 24.7%, compared to 0.89% for the three months ended June 30, 2025. Annualized return on average equity for the three months ended June 30, 2026 was 16.51%, an increase of 10.0%, compared to 15.01% for the three months ended June 30, 2025.

Net interest income increased by 20.0%, to $7.4 million, for the three months ended June 30, 2026 compared to $6.2 million for the three months ended June 30, 2025. Average interest earning assets increased 5.2%, to $894.1 million, for the three months ended June 30, 2026 compared to the same period in 2025, due to an increase of $72.8 million, or 13.3%, in average loans, which was partially offset by a decrease of $29.3 million, or 9.9%, in average investment securities. Average interest bearing liabilities increased by $27.4 million, or 4.5%, for the three months ended June 30, 2026 compared to the three months ended June 30, 2025, with interest bearing demand deposits, increasing $13.5 million, or 6.3%.

The yield on earning assets increased 30 basis points, to 4.80%, for the three months ended June 30, 2026 compared to same period last year, driven by an increase in loan yields of 13 basis points, while the cost to fund interest earning assets with interest bearing liabilities decreased 14 basis points, to 2.07%. The net interest margin, on a fully tax equivalent basis, increased from 2.95% for the three months ended June 30, 2025 to 3.36% for the three months ended June 30, 2026.

Juniata recorded a provision for credit losses of $376,000 for the three months ended June 30, 2026 compared to a provision for credit losses of $349,000 for the three months ended June 30, 2025.

Non-interest income was $1.4 million for the three months ended June 30, 2026 compared to $1.5 million for the three months ended June 30, 2025, a decrease of 5.8%. Most significantly impacting non-interest income in the comparative three month periods was a $209,000 loss on the sales and calls of securities due to a portfolio yield restructuring plan undertaken in the second quarter, which was partially offset by an increase of $180,000 in the change in value of equity securities.

Non-interest expense was $5.4 million for the three months ended June 30, 2026 compared to $5.1 million for the three months ended June 30, 2025, an increase of 7.1%. Most significantly impacting non-interest expense in the comparative three month periods were increases in employee compensation and benefits expenses of $176,000 and $192,000, respectively. Also impacting the comparative three month periods was an increase of $54,000 in occupancy expense due to increased maintenance expense, which was offset by a decrease of $82,000 in other non-interest expenses, primarily due to recording a $62,000 credit to the provision for unfunded commitments.

An income tax provision of $478,000 was recorded for the three months ended June 30, 2026 compared to an income tax provision of $329,000 recorded for the three months ended June 30, 2025, primarily due to the increase in taxable income in the 2026 period.

Financial Condition

Total assets as of June 30, 2026 were $918.9 million, an increase of $23.7 million, or 2.6%, compared to total assets of $895.3 million at December 31, 2025. Cash and cash equivalents increased by $2.6 million, or 22.3%, as of June 30, 2026 compared to December 31, 2025, while total debt securities decreased by $13.6 million, or 5.7%, over the same period as principal paydowns on the mortgage-backed securities portfolio, as well as proceeds from maturities and called securities, were used to fund loan growth rather than being reinvested into the securities portfolio. Total loans increased by $34.9 million, or 5.8%, as of June 30, 2026 compared to year-end 2025 primarily due to an increase in commercial real estate loans. Total deposits increased by $23.9 million, or 3.1%, as of June 30, 2026 compared to December 31, 2025 mainly due to an increase in interest bearing demand and time deposits. Short-term borrowings and repurchase agreements decreased by $6.1 million, or 12.2%, as of June 30, 2026 compared to year-end 2025 primarily due to a decrease in repurchase agreement balances resulting from fluctuations in customers’ accounts.

Juniata maintained a strong liquidity position as of June 30, 2026, with additional borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $232.0 million and $41.9 million in additional borrowing capacity from the Federal Reserve’s Discount Window. In addition, Juniata has internal authorization for brokered deposits of up to $120.9 million. Juniata had no brokered deposits outstanding as of June 30, 2026.

Subsequent Event

On July 21, 2026, the Board of Directors declared a cash dividend of $0.22 per share to shareholders of record on August 18, 2026, payable on September 1, 2026.

Management had considered subsequent events occurring after the statement of condition date through the date of this release for matters which may require adjustment to, or disclosure in, the consolidated financial statements. Management’s subsequent-events review will continue through the filing date of the consolidated financial statements, which will be filed subsequent to the date of this release. Accordingly, the financial information in this release is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with fifteen community offices located in Juniata, Mifflin, Perry, Franklin, McKean and Potter Counties. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.jvb.bank. Juniata Valley Financial Corp. trades through the OTCQX Best Market under the symbol JUVF.

Forward-Looking Information

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current views of Juniata’s management with respect to, among other things, future events and Juniata’s financial performance. When words such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “likely,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would,” “outlook,” the negative variations of those words or similar expressions are used in this release, Juniata is making forward-looking statements. Such information is based on Juniata’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business, many of which, by their nature, are inherently uncertain and beyond the control of Juniata. These statements are not historical facts or guarantees of future performance, events or results and are subject to risks, assumptions and uncertainties that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual results may differ materially from this forward-looking information. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and many factors could affect future financial results. Juniata undertakes no obligation to publicly update or revise forward looking information, whether because of new or updated information, future events, or otherwise. For a more complete discussion of certain risks and uncertainties affecting Juniata, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata’s filings with the Securities and Exchange Commission.

Financial Statements

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Financial Condition

(Dollars in thousands, except share data)	(Unaudited)
	June 30, 2026	December 31, 2025
ASSETS
Cash and due from banks	$5,750	$5,719
Interest bearing deposits with banks	8,256	5,729
Cash and cash equivalents	14,006	11,448

Equity securities	1,551	1,273
Debt securities available for sale	46,455	55,600
Debt securities held to maturity (fair value $172,623 and $179,984, respectively)	177,707	182,205
Restricted investment in bank stock	2,560	2,522
Total loans	636,234	601,378
Less: Allowance for credit losses	(7,629)	(7,083)
Total loans, net of allowance for credit losses	628,605	594,295
Premises and equipment, net	9,551	9,256
Bank owned life insurance and annuities	16,087	15,947
Investment in low-income housing partnerships	349	510
Core deposit and other intangible assets	163	190
Goodwill	9,812	9,812
Deferred tax asset, net	7,471	8,198
Accrued interest receivable and other assets	4,596	4,007
Total assets	$918,913	$895,263
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$210,448	$209,865
Interest bearing	595,272	571,934
Total deposits	805,720	781,799

Short-term borrowings and repurchase agreements	43,822	49,906
Other interest bearing liabilities	660	720
Accrued interest payable and other liabilities	6,038	5,465
Total liabilities	856,240	837,890
Commitments and contingent liabilities
Stockholders' Equity:
Preferred stock, no par value: Authorized - 500,000 shares, none issued	—	—
Common stock, par value $1.00 per share: Authorized 20,000,000 shares; Issued - 5,151,279 shares at June 30, 2026 and December 31, 2025; Outstanding - 5,034,291 shares at June 30, 2026 and 5,018,799 shares at December 31, 2025	5,151	5,151
Surplus	24,659	24,820
Retained earnings	59,804	56,696
Accumulated other comprehensive loss	(25,054)	(27,154)
Cost of common stock in Treasury: 116,988 shares at June 30, 2026; 132,480 shares at December 31, 2025	(1,887)	(2,140)
Total stockholders' equity	62,673	57,373
Total liabilities and stockholders' equity	$918,913	$895,263

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except share and per share data)	June 30,		June 30,
	2026	2025	2026	2025
Interest income:
Loans, including fees	$9,396	$8,112	$18,706	$15,893
Taxable securities	1,259	1,372	2,480	2,737
Tax-exempt securities	18	30	48	60
Other interest income	20	20	40	37
Total interest income	10,693	9,534	21,274	18,727
Interest expense:
Deposits	2,839	2,889	5,597	5,692
Short-term borrowings and repurchase agreements	439	440	947	971
Long-term debt	—	21	—	51
Other interest bearing liabilities	5	7	11	14
Total interest expense	3,283	3,357	6,555	6,728
Net interest income	7,410	6,177	14,719	11,999
Provision for credit losses	376	349	556	453
Net interest income after provision for credit losses	7,034	5,828	14,163	11,546
Non-interest income:
Customer service fees	433	466	868	926
Debit card fee income	470	450	900	872
Earnings on bank-owned life insurance and annuities	71	62	140	119
Trust fees	113	112	239	243
Commissions from sales of non-deposit products	50	69	100	170
Fees derived from loan activity	167	158	362	273
Loss on sales and calls of securities	(209)	—	(209)	—
Change in value of equity securities	220	40	278	12
Gain from life insurance proceeds	—	20	—	20
Other non-interest income	77	100	156	188
Total non-interest income	1,392	1,477	2,834	2,823
Non-interest expense:
Employee compensation expense	2,274	2,098	4,518	4,073
Employee benefits	694	502	1,435	1,048
Occupancy	355	301	681	667
Equipment	253	243	505	460
Data processing expense	761	778	1,415	1,407
Professional fees	256	247	492	453
Taxes, other than income	100	95	118	126
FDIC Insurance premiums	137	119	266	254
Amortization of intangible assets	13	17	27	35
Amortization of investment in low-income housing partnerships	80	80	161	161
Other non-interest expense	503	585	1,019	1,066
Total non-interest expense	5,426	5,065	10,637	9,750
Income before income taxes	3,000	2,240	6,360	4,619
Income tax provision	478	329	1,041	700
Net income	$2,522	$1,911	$5,319	$3,919
Earnings per share
Basic	$0.50	$0.38	$1.06	$0.78
Diluted	$0.50	$0.38	$1.05	$0.78

Michael Wolf

Email: michael.wolf@jvbonline.com

Phone: (717) 436-7203